Exhibit 99.1

Innovative Solutions & Support, Inc. d/b/a Innovative
Aerosystems Appoints New Board Member

EXTON, Pa. – October 28, 2025 – (BUSINESS WIRE) Innovative Solutions & Support, Inc. d/b/a Innovative Aerosystems (“IA” or the “Company”) (NASDAQ: ISSC) is pleased to announce the appointment of Richard Silfen to its Board of Directors (“Board”) as an independent director, effective immediately. Mr. Silfen will stand for election at the Company’s next annual meeting of shareholders or until his successor is duly elected and qualified or until his earlier, death, disqualification, resignation, or removal. With Mr. Silfen’s appointment, the Board has been expanded to seven directors.

Mr. Silfen is general counsel of Hildred Capital Management, LLC, a New York City-based, healthcare-focused private equity firm that specializes in operationally intensive, control-oriented transactions in lower middle-market companies.  Before joining Hildred in June 2025, Mr. Silfen was a partner and Co-Chair of Mergers & Acquisitions of Duane Morris LLP, a multinational law firm with more than 900 lawyers based in Philadelphia, from June 2015 to June 2025.  In that role, Mr. Silfen led numerous acquisitions, divestitures, business combinations and control transactions, as well as capital formation transactions, principally for private equity-backed and publicly traded companies.  Mr. Silfen is a graduate of the University of Alabama School of Law and a graduate of Baylor University with a B.A. in Physics.

“Richard is an accomplished legal advisor with a long track record of advising companies and their boards in capital markets and other capital-raising transactions, mergers and acquisitions and control transactions, and we welcome him to the Board,” said Glen Bressner, Chairman of the Board.  “His appointment demonstrates IA’s commitment to ensuring our board is composed of directors with relevant skills and expertise to oversee the execution of IA’s strategy, and we are confident he will be a valuable addition to the Board.”

Dr. Shahram Askarpour, the Company’s Chief Executive Officer said, “Mr. Silfen joins us at an exciting time as we continue to execute on long-term strategy, and all of us on the Board are looking forward to working with him.”

About Innovative Aerosystems

Headquartered in Exton, Pa., Innovative Aerosystems is a U.S.-based company specializing in the engineering, manufacturing, and supply of advanced avionic solutions. Its extensive global product reach and customer base span commercial, business and aviation and military markets, catering to both airframe manufacturers and aftermarket services for fixed-wing and rotorcraft applications. IA offers cutting-edge, cost-effective solutions while maintaining legacy product lines. The company is poised to leverage its experience to create growth opportunities in next-generation navigation systems, advanced flight deck and special mission displays, precise air data instrumentation, autothrottles, flight control computers, mission computers and software based situational awareness targeting autonomous flight. Supported by a robust portfolio of patents and the highest aircraft certification standards, IA is at the forefront of meeting the aerospace industry's demand for more sophisticated and technologically advanced products. For more information, please visit us at www.iascorp.com.

FORWARD LOOKING STATEMENT DISCLAIMER

In addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this press release, the words “anticipates,” “believes,” “may,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “forecasts,” “expects,” “plans,” “could,” “should,” “would,” “is likely”, “projected”, “might”, “potential”, “preliminary”, “provisionally”, “look forward” and similar expressions, as they relate to the business or to its management, are intended to identify forward-looking statements, but they are not exclusive means of identifying them. All forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation; statements about: our expected benefits from the appointment of a new director Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions, risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the Company’s ability to efficiently integrate acquired and licensed product lines, including the Honeywell product lines, into its operations; a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the economic and business environments in which the Company operates. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2024, and subsequent reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements.